UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  January 29, 2020
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd. Chandler, Arizona	85286
(Address of principal executive offices)	(Zip Code)
 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As Zovio Inc (the “Company”) previously disclosed, on October 11, 2018, the Board of Directors of the Company granted awards (the “Retention Awards”) under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, to the Company's named executive officers (“NEOs”) as inducement to retain the NEOs and incent them to help close the transactions regarding the conversion of Ashford University (“Ashford”) to a California not-for-profit California public benefit corporation, the related separation of Ashford from the Company, and subsequent transformation of the Company to an education technology services company (the “Conversion Transaction”). As the Company previously disclosed, the market stock units (“MSUs”) that represent a portion of the Retention Awards are subject to an up to 30-month vesting schedule from the grant date of October 11, 2018, with all of the MSUs vesting on the date that is 12 months after the Closing (as defined below), provided that the Closing occurs on or before April 11, 2020 (the “Measurement Date”). If the Closing does not occur on or before the Measurement Date, no MSUs will vest.
As the Company also previously disclosed, on December 31, 2019, the Company and AU NFP, a nonprofit California public benefit corporation qualified as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code that was formed for the purpose of the Conversion Transaction and is independent of the Company (“AU NFP”), entered into a non-binding letter of intent (the “LOI”) contemplating that the Company, Ashford and AU NFP would enter into an agreement and plan of conversion ultimately resulting in Ashford (inclusive of all of the operations and assets constituting Ashford) being independently owned and operated by AU NFP. The Company anticipates that the parties will simultaneously enter into and close the Conversion Transaction (the “Closing”) on or before June 1, 2020.
The Company is amending the Measurement Date for vesting of the MSUs to better align with the revised timeline for the Closing. In order to retain and incent the NEOs to help close the Conversion Transaction, the MSUs will now be subject to an up to approximately 36-month vesting schedule, with all of the MSUs vesting on the date that is 12 months after the Closing, provided that the Closing occurs on or before September 1, 2020 (the “New Measurement Date”). If the Closing does not occur on or before the New Measurement Date, no MSUs will vest. The Company made no other amendments to the MSUs.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2020		Zovio Inc

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Executive Vice President, Secretary and General Counsel